                                                                 EXHIBIT 10.34.1



                              " " " " " " " " " " "


                                 LEASE AGREEMENT


                                     BETWEEN


                     SANCTUARY PARK REALTY HOLDING COMPANY,
                             a Delaware corporation


                                   (Landlord)


                                       AND


                                INHIBITEX, INC.,
                             a Delaware corporation


                                    (Tenant)


                                   OAK VIEW I
                                       at
                                 SANCTUARY PARK
                                   Suite 400,
                               Alpharetta, Georgia


                                   (Premises)



                              " " " " " " " " " " "

                       TABLE OF CONTENTS - LEASE AGREEMENT

                                                                                                            PAGE
                                                                                                            ----
1.       Basic Lease Information                                                                             1

2.       Premises and Term                                                                                   1

3.       Monthly Rental, Additional Rent and Security Deposit                                                2

4.       Use                                                                                                 4

5.       Service and Utilities                                                                               5

6.       Tenant Repairs                                                                                      5

7.       Alterations                                                                                         5

8.       Rules and Regulations                                                                               6

9.       Inspection and Right of Entry                                                                       6

10.      Surrender of Premises                                                                               6

11.      Assignment and Subletting                                                                           6

12.      Insurance                                                                                           7

13.      Fire and Casualty Damage                                                                            8

14.      Waiver of Claims; Landlord's Liability and Indemnification                                          8

15.      Condemnation                                                                                        8

16.      Holding Over                                                                                        9

17.      Quiet Enjoyment                                                                                     9

18.      Events of Default                                                                                   9

19.      Remedies                                                                                            9

20.      Bankruptcy                                                                                         11

21.      Intentionally Omitted                                                                              11

22.      Subordination; Estoppel Certificates                                                               11

23.      Mechanics Liens; Other Taxes                                                                       12

24.      Substitution of Premises                                                                           12

25.      Certain Rights Reserved to Landlord                                                                12

26.      Notices                                                                                            12

27.      Hazardous Substances                                                                               13

28.      Brokerage                                                                                          14

29.      ERISA Matters                                                                                      14

30.      Miscellaneous                                                                                      14

31.      Limitation of Landlord's Liability                                                                 16

32.      Additional Provisions                                                                              16

                                    EXHIBITS

Exhibit "A"                Land
Exhibit "B"                Premises
Exhibit "C"                HVAC Specifications
Exhibit "D"                Commencement Notice
Exhibit "E"                Cleaning Specifications
Exhibit "F"                Rules and Regulations
Exhibit "G"                ERISA Matters

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease"), made and entered into by and between SANCTUARY PARK REALTY HOLDING COMPANY, a Delaware corporation (hereinafter referred to as "Landlord"), and INHIBITEX, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              W I T N E S S E T H :

         1. BASIC LEASE INFORMATION. Each use of the terms capitalized and defined in this Paragraph 1 shall be deemed to refer to, and shall have the respective meanings set forth in, this Paragraph 1.

                  (a) Building. The precast concrete and glass six (6) story office building located on the Land and being commonly known as "Oak View I."

                  (b) Land. Those certain parcels of land more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof.

                  (c) Premises. That portion of the fourth (4th) floor of the Building, presently known as Suite Number 400 thereof, substantially as shown on Floor Plan(s) attached hereto as Exhibit "B" and by this reference made a part hereof.

                  (d) Common Areas. Those certain areas and facilities of the Building that are from time to time provided by Landlord, in its discretion, for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements might include any and all corridors, elevator foyers, vending areas, restrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building, and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, pedestrian ways, loading docks, and generally all other improvements located on the Land and designed for use in common by tenants, their employees, clients, customers, licensees and invitees. Common Area also includes those portions of the Office Park lying outside the Building which are designated as "common areas" for the use, enjoyment and benefit of all owners or tenants of property located within the Office Park and their lessees, subtenants and invitees.

                  (e) Tenant's Permitted Uses. Executive, general and administrative offices reasonable and customary for a first-class office building, including storage and other office uses accessory and incidental thereto, but specifically excluding medical and dental offices, governmental offices, travel agencies and airline ticket sales.

                  (f) Commencement Date. April 1, 2004.

                  (g) Lease Expiration Date. June 30, 2005.

                  (h) Term. Fifteen (15) months, beginning on the Commencement Date and ending at 11:59 p.m. on the Lease Expiration Date, unless this Lease is sooner terminated as provided herein.

                  (i) Net Rentable Area of the Premises. Approximately 13,448 rentable square feet based upon the actual number of square feet of usable area in the Premises, plus a mutually agreed upon add-on factor to reflect the Common Areas of the Building.

                  (j) Net Rentable Area of the Building. Approximately 153,101 square feet, subject to recalculation by Landlord, provided that any such recalculation shall not increase Tenant's Share.

                  (k) Tenant's Share. 8.7837 percent (8.7837%) representing a fraction, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustments in the case of any expansion of the Premises.

                  (l) Rent. The Monthly Rental, the Additional Rent [as defined in Paragraph 3(a)] and all other sums due from Tenant to Landlord hereunder.

                  (m) Annual Rental Per Square Foot. Annual Rental Per Square Foot means the annual rental rate per square foot of Net Rentable Area, which is $19.00.

                  (n) Monthly Rental. Tenant shall pay to Landlord, commencing on the Commencement Date and continuing throughout the Term, monthly rental ("Monthly Rental") calculated by multiplying the Net Rentable Area of the Premises by the Annual Rental Per Square Foot, and then dividing the resulting product thereof by twelve (12). Monthly Rental throughout the Term of this Lease is $21,292.67 per month.

                  (o) Intentionally Omitted.

                  (p) Office Park. The business park composed of the areas designated by Landlord from time to time as a part of the Office Park, which is located along Rock Mill Road in Land Lots 592, 605, 606 and 639 of the 1st District, 2nd Section, Alpharetta, Fulton County, Georgia.

                  (q) Security Deposit. $21,292.67, to be held by Landlord in accordance with the provisions of Paragraph 3.

         2. PREMISES AND TERM.

                  (a) In consideration of the obligation of Tenant to pay Rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord for the Term. During the Term, Tenant shall have the right to use the Common Areas in common with others and in accordance with the Rules and Regulations.

                  (b) The "Commencement Date" shall be the date set forth in Paragraph 1 above.

                  (c) Intentionally Omitted.

                  (d) By remaining in possession of the Premises upon the expiration of the "Extended Sublease Term" (as hereinafter defined), Tenant shall be deemed to have accepted the Premises "as-is" and agreed that the Premises, the Building and the Common Areas are then in good and satisfactory order, repair and condition. Following the Commencement Date, Landlord shall have no obligation to make any improvements or repairs to the Premises, except as otherwise set forth in this Lease. Landlord shall send to Tenant a Commencement Notice, in the form attached hereto as Exhibit "D" and by this reference made a part hereof, and Tenant shall execute and return such Commencement Notice to Landlord within fifteen (15) days after Tenant's receipt thereof. Failure of Tenant to execute and return such Commencement Notice to Landlord within such fifteen (15) day period shall constitute an acknowledgement by Tenant that statements included in the Commencement Notice are true and correct, without exception.

         3. MONTHLY RENTAL, ADDITIONAL RENT AND SECURITY DEPOSIT.

                  (a) Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payments as set forth in Paragraph 26 hereof, or at such other place as Landlord shall designate in writing from time to time: (i) the Monthly Rental, in equal monthly installments in advance on the first day of each calendar month during the Term; and (ii) the Additional Rent ("Additional Rent") consisting of those sums of money due and payable, if any, by Tenant under Paragraphs 3(c), (d) and (e) hereof and all other sums of money due and payable by Tenant hereunder, at the respective times required hereunder. Payment of the Rent shall begin on the Commencement Date; provided, however, that if the Commencement Date falls on a date other than the first day of a calendar month or the Lease Expiration Date falls on a date other than the last day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

                  (b) Intentionally Omitted.

                  (c) Beginning January 1, 2005, and continuing on the first day of each month thereafter during the Term, and any extension thereof, Tenant shall pay to Landlord, as Additional Rent, at the same time as the monthly installment of Monthly Rental is paid, an amount equal to one-twelfth (1/12th) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Share of any projected increase in Operating Expenses for the particular calendar year in excess of the Operating Expense Base (the "Estimated Escalation Increase"). The Operating Expense Base shall be the actual Operating Expenses experienced during calendar year 2004. If the Building is not fully occupied during any calendar year, including, without limitation, calendar year 2004, Landlord shall adjust those Operating Expenses which are affected by Building occupancy for such calendar year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of the total Net Rentable Area of the Building. In computing the Estimated Escalation Increase for any particular calendar year, Landlord shall take into account any prior increases in Tenant's Share of Operating Expenses. If during any calendar year the Estimated Escalation Increase is less than the Estimated Escalation Increase for the previous year, such Additional Rent payments attributable to the Estimated Escalation Increase to be paid by Tenant for the new calendar year shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Rental. If, for any reason, Landlord has not provided Tenant with the Estimated Escalation Increase on or before the first (1st) day of any year during the Term, then, (i) until the first (1st) day of the calendar month following the month in which Tenant is given the Estimated Escalation Increase, Tenant shall continue to pay to Landlord on the first (1st) day of each calendar month the sum, if any, payable by Tenant under this Paragraph for the month of December of the preceding year, and (ii) on the first (1st) day of the month following Tenant's receipt of Landlord's determination of the Estimated Escalation Increase, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Estimated Escalation Increase as shown on the estimate provided by Landlord, plus an amount equal to the remainder obtained by subtracting the amount theretofore paid by Tenant pursuant to subparagraph (i) from that amount obtained by multiplying the number of months (exclusive of the month then at hand) occurring since the first day of such year by Tenant's then-correct monthly share of the Estimated Escalation Increase. If such calculation proves that Tenant has overpaid, Landlord shall apply such overpayment as a credit against Tenant's future payment obligations for Additional Rent until such credit is depleted. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord's estimate of the Estimated Escalation Increase, in which event Tenant's payment of the Estimated Escalation Increase, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective and due from Tenant on the first day of the month following Landlord's giving of such notice.

                  (d) For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

                           (i) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance and benefits relating thereto;

                           (ii) All supplies and materials used in the operation, maintenance, repair, replacement and security of the Building;

                           (iii) The annual cost of all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law promulgated by any governmental authority not in effect or applicable to the Building as of the date of Landlord's execution of this Lease or which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

                           (iv) The cost of all electricity, water and other utilities, other than the cost of utilities directly reimbursed to Landlord (i.e., through submeters or comparable devices) by the Building's tenants (including Tenant);

                           (v) The cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

                           (vi) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

                           (vii) Cost of security, repairs, replacements and general maintenance of the interior and exterior of the Building (including, but not limited to, the roof, the foundation and the exterior walls; light bulbs and glass breakage; the redecorating, repainting, recarpeting and other such work of any Common Areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; elevators; trash removal; security services; janitorial service; HVAC maintenance; grounds maintenance; alarm services; window cleaning; parking areas and landscaping), whether performed by Landlord or pursuant to service or maintenance contracts with independent contractors;

                           (viii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Building (including, without limitation, trash removal, security services, janitorial service, HVAC maintenance, grounds maintenance, alarm services, window cleaning and elevator maintenance);

                           (ix) Intentionally omitted;

                           (x) A management fee and other expenses incurred for
                  the general operation and management of the Building;

                           (xi) Legal and accounting fees and expenses;

                           (xii) Payments under any easement, license, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs by the Building, including, but not limited to, the Declaration of Protective Covenants of the Office Park; and

                           (xiii) Anything which could be classified as an operating expense under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

"Operating Expenses" shall not include any of the following:

                           (1) Capital improvements made to the Building, other than: (A) capital improvements described in subparagraph 3(d)(iii) above; and (B) items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies, and the like [expenses for capital improvements of the type referenced in (A) and
         (B) of this section (1) may be included in Operating Expenses].

                           (2) Repair, replacement and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant.

                           (3) Depreciation of the Building.

                           (4) Legal expenses with respect to disputes with
individual tenants and negotiation of tenant leases.

                           (5) Federal income taxes imposed on or measured by
the income of Landlord from the operation of the Building.

                           (6) Salaries or benefits for Landlord's executives and employees above the grade of general manager, and of any employee in excess of the time devoted to the Building (provided that the wages and salaries of all employees who provide services to properties other than the Building shall be fairly allocated between the Building and such other properties).

                           (7) Any compensation paid to clerks, attendants or other persons, or other costs incurred in commercial concessions, including without limitation garage or other parking concessions operated by Landlord or others on the Land.

                           (8) Except as permitted in Paragraph 3(d)(iii), capital costs under generally accepted accounting principles, the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems, or of any substantial component or part of such systems beyond the scope of routine maintenance and repair; resurfacing of the parking area or of the driveways on the Land or any other cost which is capital in nature. If Landlord leases any items of capital equipment which results in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the calendar year in which they were incurred, but only to the extent of the reduction in each calendar year of expenses which would otherwise be included in Operating Expenses.

                           (9) Expenditures for which Landlord is reimbursed from any insurance carrier, from any tenant, including the Tenant, or from any other source.

                           (10) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation.

                           (11) Advertising and promotional expenditures.

                           (12) Costs incurred in performing work or furnishing services for any tenant (including the Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense.

                           (13) Depreciation, except as provided above.

                           (14) Bad debt loss, rent loss, or reserves for either of them.

                           (15) If Tenant pays separately for its own electricity, then the cost of all electricity furnished to all tenants, provided that Tenant's Share of Common Area electricity shall be included as an Operating Expense. If Tenant does not pay separately for its own electricity, then any overtime or excess usage of other tenants shall be excluded from Operating Expenses.

                           (16) Financing costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments.

                           (17) Costs incurred in connection with the construction of the Building or the initial development of the Land.

                           (18) Costs for sculpture, decorations, paintings or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building.

                           (19) Costs, expenses or expenditures relating to the duties, liabilities or obligations of other tenants in the Building.

                           (20) Costs incurred by Landlord arising out of its failure to perform or breach of any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease.

                           (21) Costs of compliance, fines or penalties incurred by Landlord due to violations of or non-compliance with any applicable Legal Requirements, with which Landlord is required to comply hereunder and which were in effect and applicable to the Building as of the Commencement Date.

                           (22) Costs incurred in the removal, abatement or other treatment of underground storage tanks or Hazardous Substances present in the Building or on the Land.

                           (23) Legal fees, space planner's fees, broker's commissions and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Building, or legal fees in connection with disputes between Landlord and any tenant of the Building, or between Landlord and any mortgagee.

                           (24) Except as may otherwise be expressly provided for in Paragraph 3(d)(iii) or Paragraph 3(d)(8), lease payments for rented equipment, the cost of which equipment constitutes a capital expenditure if the equipment were purchased; and any late fees, penalties, interest charges or similar fees incurred by Landlord.

                           (25) Costs of improving, altering, constructing or redecorating any space leased to tenants of the Building.

                           (26) Costs incurred by Landlord to remedy any defects in the design of or materials used in the Building or building equipment, or costs incurred by Landlord to repair or replace the structural steel framing, roof, roofing system, foundation and underground utility lines forming a part of or servicing the Building or the Land.

                           (27) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, or building managers.

                           (28) Costs and expenses paid or incurred by Landlord at any time during the Term to convert, modify, or replace HVAC components in the Building using chlorofluorocarbons to alternative refrigerant technology or components or both.

                           (29) The cost of any political, charitable or civic contribution or donation.

                           (30) Amounts paid as net, basic ground rental.

                           (31) Any amounts paid to a person, firm, corporation, or other entity related to Landlord which significantly exceed the commercially reasonable amount that would be charged by an unaffiliated party for comparable goods or services.

                           (32) The costs of any subsidies paid to cafeterias or luncheon clubs and the costs of any athletic or recreational clubs or facilities for which membership dues are required.

                  (e) Within nine (9) months after the end of each calendar year in which a portion of the Term falls, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses for the preceding year and the resulting, actual amount of Tenant's Share of any increase in Operating Expenses in excess of the Operating Expense Base. Thereafter, Landlord shall be entitled, if circumstances warrant, to issue one or more revised, corrected or supplemental statements at any time and from time to time following the issuance of the initial statement. Within twenty (20) days after Landlord's delivery of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Share of the increase in the Operating Expenses for the preceding calendar year in excess of the Operating Expense Base, as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's payments of the Estimated Escalation Increase paid during such preceding year. If Tenant's share of the actual increase in Operating Expenses, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of the Estimated Escalation Increase actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installments of Additional Rent due from Tenant under this Paragraph 3, until fully credited to Tenant, or such amount shall be promptly paid to Tenant if the Term of the Lease has expired. The foregoing obligations shall survive the expiration or termination of this Lease.

                  (f) Tenant agrees to deposit the Security Deposit with Landlord on the date of execution of this Lease by Tenant, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any "Event of Default" (as hereinafter defined) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damages, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease as all of Tenant's obligations under this Lease have been fulfilled.

         4. USE.

                  (a) The Premises shall be used only for executive and administrative offices for the conduct of Tenant's business, limited to the uses specifically set forth in the Basic Lease Information and for no other purposes whatsoever. The statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in the Basic Lease Information shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the Insurance Commissioner or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay the amount of such increase to Landlord as Additional Rent.

                  (b) Tenant agrees that the floor load resulting from Tenant's furniture, inventory and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for the Building. Tenant shall distribute floor loading in accordance with design loads for the Building. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of or caused by Tenant's negligence or failure to comply with this Paragraph.

         5. SERVICES AND UTILITIES.

                  (a) Landlord shall maintain the Common Areas, including lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition, except for damage occasioned by the act of Tenant, its agents, servants, employees or invitees, which damage shall be repaired by Landlord at Tenant's expense.

                  (b) Provided Tenant is not in default hereunder, and subject to the provisions contained elsewhere herein and in the Rules and Regulations, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive in any event of Sundays and legal holidays), heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises, in accordance with the specifications set forth on Exhibit "C" attached hereto and by this reference made a part hereof; janitorial services during the times and in the manner set forth in Landlord's Cleaning Specifications attached hereto as Exhibit "E," and elevator service. Except as provided in Paragraph 38 of this Lease, Landlord shall be under no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Whenever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units and metering devices for such units in the Premises, and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord agrees to furnish to the Premises electricity for general office purposes and water for lavatory and drinking purposes, subject to the provisions of subparagraph 5(c) below. Except as set forth in Paragraph 41 of this Lease, Landlord shall in no event be liable for any interruption or failure of utility services to the Premises or for any result thereof.

                  (c) Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electric current or water. If Tenant, in Landlord's judgment, shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the prior written consent of Landlord, to the use thereof, which Landlord may refuse, in its sole discretion, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. The cost of any such meters and installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated (except as set forth in Paragraph 41 of this Lease) by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing consumption of energy, water or any other resources.

                  (d) Any sums payable under this Paragraph 5 shall be considered Additional Rent and may be added to any installment of Rent thereafter becoming due and shall accrue late charges as Rent as set forth in subparagraph 19(g) of this Lease, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

                  (e) Tenant shall not provide any janitorial services without Landlord's prior written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk, cost and responsibility.

         6. TENANT REPAIRS. Tenant shall, at all times during the Term, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, Act of God or the elements. Tenant shall, on or before the Lease Expiration Date or any sooner date of termination of this Lease, unless Landlord demands otherwise as provided in Paragraph 7 hereof, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, Act of God or the elements excepted. It is hereby understood and agreed that, except as expressly set forth herein, Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. However, if Tenant fails to make required repairs to the Premises promptly after Tenant's receipt of written notice from Landlord, Landlord, at Landlord's election, shall have the right to make such repairs, and Tenant shall pay Landlord on demand Landlord's actual costs of such repair, plus a fee equal to fifteen percent (15%) of such actual costs to cover Landlord's overhead in making such repairs.

         7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof, floor and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord, or, at Landlord's sole option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof, including a fee of fifteen percent (15%) of such cost to cover Landlord's overhead, within twenty (20) days after written notification of Tenant by Landlord providing Tenant with an invoice or other request (or statement). Promptly after completion of any alterations, additions, or improvements to the Premises made by Tenant, Tenant shall supply Landlord with a set of scaled and dimensioned, reproducible mylars of "as-built" plans for such alterations, additions or improvements, certified by Tenant's architect or space planner. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good and workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging the Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as herein provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition on or before the Lease Expiration Date or any sooner date of termination of this Lease; provided, however, that if Landlord so elects prior to termination or expiration of this Lease, such alterations, additions, improvements and partitions shall become the property of Landlord as of the Lease Expiration Date or any sooner date of termination of this Lease and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed on or before the Lease Expiration Date or any sooner date of termination of this Lease if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Building and improvements situated in the Premises. Notwithstanding the foregoing, Tenant shall not be required to remove or restore any of the alterations or improvements made to the Premises prior to the date of Tenant's execution of this Lease. In addition, Tenant shall not be required to remove or restore any subsequent alteration or improvement made by Tenant, provided Tenant obtains Landlord's written consent to surrender such alteration or improvement with the Premises at the time Landlord consents to the making of such alteration or improvement.

         8. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit "F" and by this reference made a part hereof and all modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations. In the case of any conflict between the Rules and Regulations established by Landlord and this Lease, the provisions of this Lease shall control.

         9. INSPECTION AND RIGHT OF ENTRY. Landlord reserves and shall at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post and maintain all notices, including notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building to which access is conveniently made through the Premises, without abatement of Rent (unless Landlord's exercise of such rights results in an interruption of services for which Tenant is entitled to receive an abatement of Rent under Paragraph 41 of this Lease), and may for that purpose erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in writing in advance and made known to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building. Landlord shall provide Tenant with not less than 24 hours' oral notice to the on-site office manager of Tenant prior to entering the Premises for any reason other than for the provision of routine janitorial and window cleaning services, for security inspections, in the case of emergencies or to show the Premises to prospective purchasers and mortgagees and, during the last twelve (12) months of the Term, prospective tenants. Whenever Landlord shows the Premises to prospective purchasers, mortgagees and prospective tenants, Landlord shall use commercially reasonable efforts to provide notice to Tenant's on-site office manager (if available) prior to conducting such tour. However, the requirement to provide such notice shall not delay such tour, and Landlord's failure or inability to provide such notice shall not constitute a default by Landlord hereunder.

         10. SURRENDER OF PREMISES. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         11. ASSIGNMENT AND SUBLETTING.

                  (a) Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, and the Premises or any part thereof shall never be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto. Tenant shall not mortgage, pledge or otherwise encumber its interest under this Lease without the prior written consent of Landlord, which consent may be withheld for any reason or no reason, in the sole and absolute discretion of Landlord. All renewal or extension rights, expansion rights, termination rights, exclusive rights, opportunity rights and other such rights and options contained in this Lease shall be personal to the original Tenant executing this Lease and shall terminate upon any assignment or sublease affecting all or any portion of the Premises.

                  (b) An assignment of this Lease shall be deemed to have occurred: (i) if in a single transaction or in a series of transactions more than a fifty percent (50%) interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership interest, interest in a limited liability company or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a fifty percent (50%) interest in Tenant, such guarantor or such subtenant; or (ii) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange [other than by persons owning five percent (5%) or more of the voting stock of such corporation] shall not be included in the calculation of such fifty percent (50%) interest in (i) above.

                  (c) If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof) and, Tenant is not then in default under this Lease, Tenant shall give Landlord written notice no later than sixty (60) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or subtenant, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, (iv) the proposed rent or consideration to be paid to Tenant by such assignee or subtenant, (v) the proposed use of the proposed assignee or subtenant, (vi) complete, audited financial statements (if available, and, if audited financial statements are unavailable, financial statements certified by the Chief Financial Officer of the proposed subtenant or assignee to be true and correct in all material respects) and a business plan for the proposed subtenant or assignee, and (vii) a true and correct copy of the proposed instrument of assignment or proposed sublease. In the event that Landlord agrees to consent to any assignment or sublease, such consent shall be evidenced by the execution of Landlord's standard form of consent to assignment or consent to sublease by Tenant, the assignee or subtenant and Landlord. Landlord shall not execute such consent until it has received a true and correct copy of the fully-executed instrument of assignment or sublease and an original consent executed by Tenant and the assignee or subtenant. Tenant shall promptly supply Landlord with such other information as Landlord may request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (A) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for provisions of this

Lease which expressly survive the termination hereof; or (B) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then all of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Monthly Rental and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or
(C) to refuse, in Landlord's reasonable discretion, in accordance with the standards set forth in Paragraph 42 of this lease, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (C) above. Whether or not Landlord grants its consent, Tenant shall reimburse Landlord, within thirty (30) days after written request therefor, for all reasonable legal, architectural and engineering fees and any other reasonable costs incurred by Landlord in connection with any request by Tenant for approval of an assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (B) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any Rent or any other sum of money from any assignee, subtenant or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

                  (d) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Paragraph 11 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

                  (e) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Building and any and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under the Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

         12. INSURANCE.

                  (a) Landlord shall maintain Special Form Insurance on the Building and the Premises, such policy(ies) to cover Landlord's interest in the Building and Premises for not less than the full replacement cost thereof. Such insurance shall be maintained at the expense of Landlord (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Landlord or the holder or holders of any mortgage or deed to secure debt encumbering the Land, Building or Office Park (collectively, "Mortgagees"; each, a "Mortgagee") as their respective interests shall appear.

                  (b) Tenant shall maintain Special Form Insurance, at its expense, on all of its personal property, including furniture, equipment, fittings, installations, supplies, phone systems, computer systems and removable trade fixtures, located in the Premises. Such Special Form Insurance shall be maintained in an amount equal to the full replacement cost of such personal property and shall have a deductible amount, if any, not in excess of $10,000.00. Such policy shall include Business Interruption/Additional Expense coverage on a loss sustained basis.

                  (c) Tenant shall also maintain Worker's Compensation and Employer's Liability Insurance in form and amount satisfactory to Landlord and as required by law.

                  (d) Tenant and Landlord shall, each at its own expense, maintain a policy or policies of Commercial General Liability Insurance (written on an occurrence basis) with respect to the respective activities of each on the Land and in the Building with the premiums thereon fully paid on or before the date due, issued by and binding upon an insurance company authorized to conduct such business in the State of Georgia. Such Commercial General Liability Insurance to be maintained by Tenant and Landlord under this Paragraph shall afford minimum protection of not less than $2,000,000.00 combined single limit coverage of bodily injury, property damage, or combination thereof; and such Commercial General Liability Insurance to be maintained by Tenant shall name Landlord, its managing agent and any Mortgagee as additional insureds. Such insurance coverage maintained by Tenant shall also include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. The deductible or self-insured retention for the policy of Commercial General Liability Insurance to be maintained by Tenant shall not exceed $10,000.00. Landlord shall not be required to maintain insurance against thefts within the Premises, the Building, or on the Land.

                  (e) Tenant shall also maintain and provide such other form or forms of insurance, changes in amounts of coverage, or endorsements as Landlord, or any Mortgagee of Landlord, may reasonably require from time to time, provided that such forms, amounts and endorsements are customarily required by landlords of other class A office buildings in the North Fulton County, Georgia submarket.

                  (f) All Commercial General Liability Insurance and Special Form Insurance maintained by Tenant shall be written as primary policies and shall not call for contribution from any other insurance available to Landlord.

                  (g) Tenant shall, prior to the Commencement Date, provide Landlord with current Certificates of Insurance and receipts for payment of premiums therefor, evidencing Tenant's compliance with the terms and requirements of this Paragraph 12. All policies required to be maintained by Tenant under this Paragraph 12 shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or change materially the coverage, without first giving thirty (30) days' prior written notice to Landlord. Tenant shall also obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration. No later than the expiration date of any such policies, evidence of renewal of such policies, as provided by Tenant's insurance broker (bearing notations evidencing the payment of renewal premiums), shall be delivered to Landlord.

                  (h) All insurance policies carried with respect to this Paragraph 12 shall be issued by insurance companies licensed to do business in the State of Georgia with a general policyholder's rating of at least A and a financial rating of at least VIII in the most current Best's Insurance Reports.

                  (i) All insurance policies required to be carried by Tenant with respect to this Paragraph 12 shall be procured and maintained in full force and effect by Tenant at its sole cost and expense and continue in full force and effect during the Term of the Lease, any renewals or extensions thereof, any holdover period under the Lease, any tenancy by whatsoever name called and any period of occupancy by Tenant of the Premises prior to the Commencement Date of the Lease or subsequent to the expiration or earlier termination of the Lease.

                  (j) Anything in this Lease to the contrary notwithstanding (including, without limitation, Paragraph 14 hereof), Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or a part thereof, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s), regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, where such loss or damage would either be covered by insurance required to be maintained under this Paragraph 12 (whether or not such insurance is in effect) or to the extent such loss or damage is actually covered by any other insurance carried by each of them. All insurance policies carried with respect to this Paragraph 12, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against Landlord and Tenant. Landlord and Tenant acknowledge that the waivers and releases set forth in this subparagraph are intended to result in any loss or damage which is covered by insurance being borne by the insurance carrier of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by insurance and this Lease requires such party to maintain insurance to cover such loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

         13. FIRE AND CASUALTY DAMAGE.

                  (a) If the Building should be totally destroyed by fire, tornado or other casualty or if it should be damaged, to the extent that, in Landlord's reasonable judgment, repair would not be economically feasible; or that rebuilding or repairs cannot, in Landlord's estimation, be completed within one hundred eighty (180) days after the date of such damage; or if the insurance proceeds remaining after any required payments to Mortgagees are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the date of such casualty, and the Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination. If Landlord has not provided notice to Tenant of its election to repair such damage or destruction within sixty (60) days after the date of such casualty, Tenant may provide written notice of such failure to Landlord, which request shall state that Landlord is required to notify Tenant within ten (10) days after its receipt of such notice as to whether or not it will restore such damage or destruction within one hundred eighty (180) days after the date of such damage. If Landlord does not provide Tenant with notice, within such additional ten (10) day period, of its election to restore such damage or destruction within one hundred eighty
(180) days after the date of such damage, Tenant shall have the option, by written notice to Landlord, given within thirty (30) days after the expiration of such ten (10) day period, to terminate this Lease. Such termination shall be Tenant's exclusive remedy. If Tenant fails to terminate this Lease within such thirty (30) day period, Tenant shall be deemed to have waived its right to terminate by reason of the failure of Landlord to provide Tenant with notice of its election to repair such damage or destruction.

                  (b) If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12(a) above, but only to such extent that rebuilding or repairs are, in Landlord's estimation, economically feasible and can be completed within one hundred eighty (180) days after the date of such damage and the proceeds of such insurance, after deducting any required payments to Mortgagees, are sufficient for such rebuilding or repairs, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that: (i) Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant; and (ii) Landlord may elect not to rebuild if such damage occurs during the last year of the Term, exclusive of any option to extend the Term which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  (c) Notwithstanding anything herein to the contrary, in the event any Mortgagee requires that the insurance proceeds be applied to the indebtedness due such Mortgagee, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made by any such Mortgagee, whereupon all rights and obligations hereunder shall cease and terminate. In no event shall Landlord be required under this Lease to incur any expenses in excess of available insurance proceeds for the purpose of repairing or restoring the Building or the Premises after a fire or other casualty.

         14. WAIVER OF CLAIMS; LANDLORD'S LIABILITY AND INDEMNIFICATION.

                  (a) Tenant waives and releases all claims against Landlord, its agents, employees, representatives and contractors for damage to any property or injury to, or death of, any person in, upon, or about the Premises arising at any time and from any cause other than by reason of the sole negligence of Landlord, its agents, employees, representatives, or contractors.

                  (b) Without limiting the generality of Paragraph 14(a), Tenant agrees that Landlord, its agents, employees, representatives and contractors will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, vermin, court order, requisition, order of governmental body or authority, electricity, computer or electronic equipment or systems malfunction, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface or from any other place or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Building, or from construction, repair, alteration of the Premises or from any acts or omissions of any other tenant, occupant, or visitor of the Premises, or from any other cause whatsoever, except if such loss, injury, death, or damage to persons, property, or Tenant's business is occasioned by the sole negligence of the Landlord, its agents, employees, representatives or contractors.

                  (c) Tenant shall indemnify Landlord, its agents, employees, representatives and contractors and shall hold Landlord, its agents, employees, representatives and contractors harmless from any damage to any property or injury to, or death of, any person arising from: (i) the use of the Premises by Tenant or any person claiming under Tenant; (ii) any activity, work, or thing done or permitted by Tenant on or about the Premises; (iii) any acts, omissions or negligence of Tenant, or any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any such person; (iv) any breach, violation, or nonperformance by Tenant, or any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any such person, of any term, covenant, or provision of this Lease or any law ordinance, or governmental requirement of any kind; (v) (except for loss of use of all or any portion of the Premises or Tenant's property located within the Premises that is proximately caused by or results proximately from the sole negligence of the Landlord), any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant. The foregoing indemnity obligations of Tenant shall include attorneys' fees, investigation costs, and all other costs and expenses incurred by Landlord from the first notice that any claim or demand has been made or may be made. The provisions of this Paragraph 14 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

         15. CONDEMNATION.

                  (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the Rent shall be apportioned and paid to the date on which the physical taking of the Premises shall occur.

                  (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 15(a) above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  (c) All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, the Building or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures if a separate award for such items is made to Tenant.

                  (d) In no event shall Landlord be required under this Lease to incur any expenses in excess of available proceeds from any taking contemplated hereby for the purposes of restoring the Building or the Premises after any such taking.

         16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after reentry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will, at monthly installments of Rent equal to: (a) one hundred twenty-five percent (125%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination for the first thirty (30) days of any such holding over; and (b) one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination for any holdover period beyond said thirty (30) day period, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall have no right to notice under Official Code of Georgia Annotated Section 44-7-7 of the termination of its tenancy. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 16 shall survive the expiration or earlier termination of this Lease.

         17. QUIET ENJOYMENT. Landlord covenants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

         18. EVENTS OF DEFAULT. The following events shall be deemed to be "Events of Default" by Tenant under this Lease:

                  (a) (i) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of: (A) five (5) days after Landlord gives Tenant written notice thereof if such failure is a failure to pay a regularly scheduled installment of Rent; or (B) ten (10) days after Landlord gives Tenant written notice thereof if such failure is a failure to pay any other sum; or (ii) at any time during a twelve (12) month period in which Tenant has already received two (2) previous notices of its failure to pay Rent or other payments by the due date, Tenant shall fail to pay Rent or any other payment required herein within: (x) five (5) days after the date due if such failure is a failure to pay a regularly scheduled installment of Rent; or (y) ten (10) days after the date due if such failure is a failure to pay any other sum.

                  (b) Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all, or any substantial part of, its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

                  (c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property.

                  (d) A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

                  (e) Tenant shall desert or vacate any substantial portion of the Premises.

                  (f) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 23 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

                  (g) Intentionally omitted.

                  (h) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; provided, however, that if performance of such obligation shall reasonably require more than twenty (20) days, then Tenant shall not be in default unless Tenant shall fail to commence performance within such twenty (20) day period or thereafter shall fail to pursue its performance to completion with diligence and actually complete such performance within ninety (90) days.

         19. REMEDIES.

                  (a) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Paragraph 19):

                           (i) Terminate this Lease, and Tenant shall remain liable for all Rent and all other obligations under this Lease arising up to the date of such termination; or

                           (ii) Landlord may at its option, declare the difference, if any, between (A) the entire amount of Monthly Rental and Additional Rent which would become due and payable during the remainder of the Term, discounted to present value using a discount rate equal to the "Prime Rate" (as hereinafter defined) in effect as of the date of such declaration, and

         (B) the fair rental value of the Premises during the remainder of the Term (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately and Tenant agrees to pay the same at once, together with all Monthly Rental, Additional Rent and other sums theretofore due; it being understood and agreed that such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with Official Code of Georgia Annotated Section 13-6-7. If Landlord exercises the election set out in this subparagraph, Landlord hereby waives any right to assert that Landlord's actual damages are greater than the amount calculated hereunder. "Prime Rate" means the Prime Rate published in The Wall Street Journal from time to time (adjusted daily) as being the base rate on corporate loans at large U.S. money center commercial banks. If The Wall Street Journal ceases to publish such a Prime Rate, the Prime Rate shall be the per annum interest rate which is publicly announced (whether or not actually charged in each instance) from time to time (adjusted daily) by Wachovia Bank, N.A., Atlanta, Georgia as its "prime rate" or similar corporate borrowing reference rate; or

                           (iii) Without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may, but has no obligation to, rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

                           (iv) Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Premises and without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

                           (v) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

                           (vi) Allow the Premises to remain unoccupied, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

                           (vii) Terminate the Tenant's right to possession of the Premises, without terminating the Lease, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

                           (viii) Terminate the Lease and Tenant's right to possession of the Premises; or

                           (ix) Enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened Event of Default by Tenant, without regard to whether Landlord may have an adequate remedy at law; or

                           (x) Foreclose any security interest in the property of Tenant which Landlord may have under the laws of the State of Georgia or under this Lease, including the immediate taking of possession of all property on or in the Premises; and

                           (xi) Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or equity.

                  (b) Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Lease Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

                  (c) Whenever Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, it shall do so by giving Tenant written notice of termination of its right of possession, in which event Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

                  (d) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to unpaid Rent and any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default, in Landlord's sole discretion.

                  (e) Tenant covenants and agrees that Tenant will not interpose any counterclaim (other than compulsory counterclaims), offset, or deduction in any summary proceeding brought by Landlord to recover possession of the Premises. Landlord shall in no way be responsible or liable to Tenant for any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Tenant shall remain liable for all Rent and all other obligations as they accrue over the Term, even after any writ of possession as to the Premises is applied for or issued to Landlord in dispossessory proceedings, after an eviction is completed, and after Landlord terminates Tenant's right of possession unless Landlord terminates the Lease.

                  (f) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

                  (g) All installments of Rent, and all other amounts of money payable by Tenant to Landlord under this Lease, if not received by Landlord within five (5) days after the date due with respect to a regularly scheduled installment of Rent, or within ten (10) days after the date due with respect to any other sum, shall: (i) be subject to a late fee equal to the greater of (A) five percent (5%) of the amount past due, or (B) $50.00, which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as a result of such late payment and not payment for the use of money or a penalty; and (ii) the amount past due (excluding late fees), shall bear simple interest from the date due until paid at twelve percent (12%) per annum (the "Interest Rate"); and Tenant agrees to pay said late fee and interest immediately and without demand. However, if at the time such interest is sought to be imposed, the Interest Rate exceeds the maximum rate permitted under federal law or under the laws of the State of Georgia, the Interest Rate shall be the maximum rate of interest then permitted by applicable law. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to late fees, second to accrued but unpaid interest at the Interest Rate, and third to past due amounts in the order of their due dates. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

                  (h) In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay a service charge not to exceed $20.00 or five percent (5%) of the face amount of the check, whichever is greater.

                  (i) The foregoing provisions of this Paragraph 19 shall survive the expiration or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

         20. BANKRUPTCY.

                  (a) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of the Bankruptcy Code. 11 U.S.C. Section 502(b)(7).

                  (b) This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of the Bankruptcy Code. 11 U.S.C. Section 365(c), 365(e)(2).

                  (c) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

                  (d) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         21. INTENTIONALLY OMITTED.

         22. SUBORDINATION; ESTOPPEL CERTIFICATES.

                  (a) Tenant accepts this Lease subject and subordinate to the lien or security title of any recorded first mortgage, first-in-priority deed to secure debt or ground lease presently existing or hereafter created upon the Premises or Building, and to all existing recorded restrictions, covenants, easements and agreements with respect to the Office Park, or any part thereof, and all amendments, modifications and restatements thereof, and all replacements and substitutions therefor. The subordination created hereby is intended to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Nevertheless, Tenant agrees to execute such documents as Landlord may request to evidence and memorialize such subordination. If Tenant fails to execute any such requested documentation within ten (10) days after Landlord's request therefor, Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease in Tenant's name and on Tenant's behalf to the lien or security title of any mortgage, deed to secure debt or ground lease hereafter placed on the Premises or the Building, and to any future instrument amending, modifying, restating, replacing or substituting for any such existing recorded restrictions, covenants, easements and agreements. Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Such power of attorney is coupled with an interest and shall be irrevocable. Any Mortgagee may elect that this Lease shall have priority over the mortgage or deed to secure debt held by such Mortgagee and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such mortgage or deed to secure debt, regardless of the date of this Lease. If the interest of Landlord under this Lease shall be transferred by reason of exercise of a power of sale, foreclosure or other proceeding for enforcement of any mortgage or deed to secure debt on the Premises or the Building, or if the lessor under any ground lease succeeds to the interest of Landlord under this Lease, Tenant shall be bound to the transferee (sometimes hereinafter referred to as the "Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord hereunder, and, if requested by the Purchaser, Tenant shall attorn to such Purchaser and agrees to be bound and obligated hereunder to the Purchaser (including the Mortgagee or grantee under any such mortgage or deed to secure debt and the lessor under any ground lease), as its landlord under this Lease. The foregoing provisions are self-operative and require no further instruments to give effect thereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such Purchaser may reasonably request: (i) evidencing such attornment; (ii) setting forth the terms and conditions of Tenant's tenancy; and (iii) containing such other terms and conditions as may be required by such Purchaser, provided such terms and conditions do not increase the Rent, materially increase Tenant's obligations, or materially and adversely affect Tenant's rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such Purchaser and Tenant upon all the terms, conditions and covenants set forth in this Lease, except that such Purchaser shall not be: (A) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such Purchaser succeeds to Landlord's interest and Tenant gives notice of such act or omission); (B) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord; (C) bound by any prepayment of more than one (1) month's Rent to any prior landlord; (D) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Purchaser succeeded to Landlord's interest; (E) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and
(y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such Purchaser; (F) bound by any modification, amendment or renewal of this Lease made without Purchaser's consent; (G) liable for the repayment of any Security Deposit or surrender of any letter of credit, unless and until such Security Deposit actually is paid, or such letter of credit is actually delivered, to such Purchaser; or (H) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

                  (b) Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any Mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any Mortgagee or lessor of Landlord. If Tenant fails to so execute, acknowledge and deliver such certificate within ten (10) days after request from Landlord, or any Mortgagee or lessor of Landlord, Landlord is hereby empowered to do so in Tenant's name and on Tenant's behalf. Tenant hereby appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering such certificate. Such power of attorney is coupled with an interest and shall be irrevocable. Any such certificate may be relied upon by Landlord, any Mortgagee or lessor of Landlord, any beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or by anyone to whom Landlord may provide said certificate.

         23. MECHANICS LIENS; OTHER TAXES.

                  (a) Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to Landlord by Tenant on demand and with interest at the Interest Rate.

                  (b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

         24. SUBSTITUTION OF PREMISES. At any time after the date of execution of this Lease, Landlord may substitute for the Premises, other premises in the Office Park (the "new premises"), in which event the new premises shall be deemed to be the Premises for all purposes under this Lease, provided: (a) the new premises shall be similar to the Premises in area and can be used for Tenant's Permitted Uses; (b) if Tenant is then occupying the Premises, Landlord shall pay the expenses of moving Tenant, its property and equipment to the new premises and such moving shall be done at a time and in such manner so as to minimize, to the extent reasonably possible, the inconvenience to Tenant; (c) Landlord shall give to Tenant not less than thirty (30) days' prior written notice of such substitution; and (d) Landlord shall, at its sole cost, improve the new premises with improvements substantially similar to those in the Premises.

         25. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

                  (a) to change the name, street address, or suite numbers of the Building;

                  (b) to change the name of the Office Park;

                  (c) to install or maintain a sign or signs on the exterior of the Building;

                  (d) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

                  (e) to retain at all times pass keys to the Premises;

                  (f) to close the Building after regular working hours and on legal holidays subject, however to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

                  (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; and

                  (h) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identifications and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interests or as may be necessary or desirable in the operation of the Building.

                  The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without the same being construed as an unlawful entry into the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of trespass or disturbance of the Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting any of Tenant's obligations hereunder.

         26. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                  (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                  (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

                  (c) Except for legal process, which may also be served as by law provided, any notice or communication required or permitted hereunder shall be in writing and shall be sent either by: (i) personal delivery service with charges therefor billed to shipper; (ii) nationally recognized overnight delivery service (such as Federal Express, United Parcel Service, Airborne, etc.) with charges therefor billed to shipper; or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested. All such notices and communications shall be addressed to Landlord or Tenant, as the case may be, at the addresses set forth below, or at such other addresses as Landlord or Tenant may have designated by notice to the other given as provided above. Any notice or communication sent as above provided shall be deemed given or delivered: (A) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service); (B) on the date of delivery by any nationally recognized overnight delivery service; or (C) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt. Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service. Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery. Any notice or communication required or permitted hereunder shall be addressed as follows:

                  Landlord:    Landlord's Address for Payments:

                               Sanctuary Park Realty Holding Company
                               c/o Jones Lang LaSalle
                               P. O. Box 99659
                               Chicago, Illinois 60690

                               Landlord's Address for Notices:

                               Sanctuary Park Realty Holding Company
                               c/o Jones Lang LaSalle Americas, Inc.
                               1165 Sanctuary Parkway
                               Suite 270
                               Alpharetta, Georgia 30004
                               Attention:  General Manager

                               With a copy to:

                               Sanctuary Park Realty Holding Company
                               c/o J.P. Morgan Fleming Asset Management Inc. 522 Fifth Avenue
                               New York, New York 10036
                               Attention:  Mr. Edward P. Hennessey

                               With a copy to:

                               Scoggins & Goodman, P.C.
                               2800 Marquis One Tower
                               245 Peachtree Center Avenue, N.E.
                               Atlanta, Georgia 30303-1227
                               Attention: Randall B. Scoggins, Esq.

                  Tenant:      Inhibitex, Inc.
                               1165 Sanctuary Parkway
                               Suite 400
                               Alpharetta, Georgia  30004
                               Attention:  Mr. Russell H. Plumb

                               With a copy to:

                               Swidler Berlin Shereff Friedman, LLP
                               The Chrysler Building
                               405 Lexington Avenue
                               New York, New York 10174
                               Attention: David Rosenthal, Esq.

If and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the term "Tenant" shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         27. HAZARDOUS SUBSTANCES.

                  (a) Tenant covenants that, without first obtaining Landlord's written consent, neither Tenant nor any of its agents, employees, contractors or invitees shall cause or permit any Hazardous Materials (as hereinafter defined) to be stored, handled, treated, released or brought upon or disposed of on the Premises or the Building or the Office Park, except for Hazardous Materials customarily used in general business offices in first-class office buildings, and then only in accordance with any and all applicable laws, ordinances, rules, regulations and requirements respecting the storage, handling, treatment, release, disposal, presence or use of such Hazardous Materials. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultants' fees, experts' fees, attorneys' fees and court costs), liabilities or losses resulting from the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises or the Building or the Office Park by Tenant, its agents, employees, contractors or invitees from and after the date of this

Lease. Tenant agrees to take such steps
as are necessary to remediate any Hazardous Materials governed by the terms of this Paragraph 27(a) in the manner required by law.


                  (b) Definition of Hazardous Materials. As used herein, the term "Hazardous Materials" means asbestos, polychlorinated biphenyls, oil, gasoline or other petroleum based liquids, any and all materials or substances deemed hazardous or toxic or regulated by applicable laws, including, but not limited to, substances defined as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq. (or any state counterpart to the foregoing statutes) or determined to present the unreasonable risk of injury to health or the environment under the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601 et seq.

                  (c) The provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Lease.

         28. BROKERAGE.

                  (a) Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Carter & Associates, L.L.C. ("Tenant's Agent") in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant's Agent.

                  (b) Landlord represents and warrants to Tenant that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Jones Lang LaSalle Americas, Inc. ("Landlord's Agent") in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Landlord shall, and hereby agrees to, indemnify, defend and hold Tenant harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Landlord and any such agent or broker other than Landlord's Agent.

                  (c) Landlord shall pay a commission to Landlord's Agent pursuant to a separate agreement between Landlord and Landlord's Agent. Landlord shall pay a commission to Tenant's Agent pursuant to a separate agreement between Landlord and Tenant's Agent. The fact that Landlord is paying a commission to Tenant's Agent does not constitute Tenant's Agent as the agent of Landlord or as a dual agent for Landlord and Tenant. Tenant's Agent has acted solely as Tenant's agent in connection with this transaction.

                  (d) The provisions of this Paragraph 28 shall survive the expiration or earlier termination of this Lease.

         29. ERISA MATTERS.

                  (a) Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the "Fund") which holds the assets of one (1) or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan"), and with respect to which Morgan Guaranty Trust Company of New York ("MGT") is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

                  (b) Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a "10% Plan") are referenced on Exhibit "G" attached hereto and by this reference made a part hereof (collectively, the "Existing 10% Plan").

                  (c) Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true: (i) Tenant is not a "party in interest" [as defined in Section 3(14) of ERISA] or a "disqualified person" (as defined in Section 4975 of the Code) (each a "Party in Interest") with respect to the Existing 10% Plan; or (ii) if Tenant is a Party in Interest, that:

                           (A) neither Tenant nor its "affiliate" [as defined in
         Section V(c) of PTCE 84-14, "Affiliate") has, or during the immediately preceding one (1) year has, exercised the authority to either: (1) appoint or terminate MGT as the qualified professional asset manager [as defined in Section V(a) of PTCE 84-14, "QPAM"] of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (2) negotiate the terms of the management agreement with MGT, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

                           (B) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, "5% Interest") in MGT or J.P. Morgan & Co. Incorporated.

                  (d) In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within ten (10) days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subparagraph (c) of this Paragraph with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under the Lease, one of the statements set forth in subparagraph (c) will be true with respect to such 10% Plan.

         30. MISCELLANEOUS.

                  (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                  (b) The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

                  (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (d) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                  (e) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 30(e).

                  (f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and that is legal, valid and enforceable.

                  (g) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

                  (h) Time is of the essence of this Lease and all of its provisions.

                  (i) No animals (except service animals) shall be brought into or kept in or about the Building.

                  (j) Tenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of record that are applicable to the Building or Office Park.

                  (k) If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person, by, through or under which Landlord derives the right to Lease the Premises; (ii) the owner of the Premises; and (iii) holders of mortgage, deed to secure debt or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay Rent to any person other than Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

                  (l) This Lease shall create the relationship of landlord and tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent as specifically provided in Paragraphs 11 and 42 of this Lease.

                  (m) Notwithstanding anything contained elsewhere in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction required of Landlord by this Lease or applicable law. In such event, Tenant's only remedy for any refusal, withholding or delay which is determined to be unreasonable or in contravention of this Lease or applicable law shall be an action for specific performance or an injunction to enforce any such requirement.

                  (n) This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant without Landlord's prior written consent to such recording.

                  (o) This Lease shall be governed by and construed under the internal laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Fulton County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

                  (p) No Event of Default or provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the other party. Landlord's acceptance of Rent following an Event of Default hereunder, or acceptance of less than the full amount due (even if Tenant writes the words "accord and satisfaction" or words of similar import on its check) shall not be construed as a waiver of such Event of Default, nor excuse any delay or partial payment upon subsequent occasions. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

                  (q) In any action or proceeding between Landlord and Tenant, the prevailing party shall be entitled to recover all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys' fees actually incurred, from the non-prevailing party.

                  (r) Landlord shall not be liable to Tenant for failure to give possession of any portion of the Premises to Tenant if Landlord is delayed in commencing construction on such portion of the Premises by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of such portion of the Premises, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to obtain possession of each portion of the Premises in a timely manner so that construction within such portion of the Premises shall not be delayed.

                  (s) Notwithstanding any other term or provision of this Lease, in the event Landlord has made any Rent concession of any type or character or has waived or deferred the payment of any Rent installment, should Tenant fail to take possession of the Premises on the Commencement Date or should any Event of Default occur, all such Rent concessions and waivers or deferrals of Rent installments shall be canceled and the amount of such concessions, waivers and deferrals, together with interest at the Interest Rate, shall become immediately due and payable.

                  (t) Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to "Force Majeure," which term shall include strikes, riots, acts of God, war, or governmental laws, regulations and restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord.

                  (u) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Land, or any other portions of the Office Park except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

                  (v) The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by any Mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant. When this Lease has been executed by Tenant and delivered to Landlord, this Lease shall constitute an offer to Landlord to lease the Premises on the terms and conditions herein described.

                  (w) Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

                  (x) Landlord has adopted rules and regulations governing parking in the Office Park (including the designation of fire lanes and "no parking" zones) (the "Parking Rules") and has allocated a certain number of unassigned parking spaces to Tenant in this Lease ("Tenant's Allocated Parking Spaces"). Tenant shall not violate the Parking Rules or regularly use parking spaces in excess of Tenant's Allocated Parking Spaces, and shall use its best efforts to assure that its employees, agents, contractors, guests and invitees do not do so. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities, costs, damages and expenses incurred or suffered by Landlord as a result of the failure of Tenant or its employees, agents, contractors, guests and invitees to comply with the foregoing provisions of this paragraph.

         31. LIMITATION OF LANDLORD'S LIABILITY. ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TENANT SHALL LOOK SOLELY TO THE ESTATE AND PROPERTY OF LANDLORD IN THE BUILDING FOR THE COLLECTION OF ANY JUDGMENT OR OTHER JUDICIAL PROCESS REQUIRING THE PAYMENT OF MONEY BY LANDLORD FOR ANY DEFAULT OR BREACH BY LANDLORD UNDER THIS LEASE, SUBJECT, HOWEVER, TO THE PRIOR RIGHTS OF ANY MORTGAGEE, THE HOLDER OF ANY DEED TO SECURE DEBT OR LESSOR OF THE BUILDING. NO OTHER ASSETS OF LANDLORD OR ANY PARTNERS, SHAREHOLDERS, OR OTHER PRINCIPALS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER JUDICIAL PROCESS FOR THE SATISFACTION OF TENANT'S CLAIM.

         32. ADDITIONAL PROVISIONS. See Additional Provisions Paragraphs 33 through 44 attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the body of this Lease, said Additional Provisions shall prevail.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed in their names on their behalf and their seals affixed hereto by duly authorized officials, the day and year respectively set forth below.



         EXECUTED BY LANDLORD, this __________ day of ________________, 2004.


Witness                                        SANCTUARY PARK REALTY HOLDING
                                               COMPANY, a Delaware corporation


                                               By: /s/ Illegible
                                                  ------------------------------

---------------------------------------           Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------
         EXECUTED BY TENANT, this 23rd day of March, 2004.

Witness                                        INHIBITEX, INC., a Delaware
                                               corporation


                                               By: /s/ Russell H. Plumb
---------------------------------------            -----------------------------
                                                  Name: Russell H. Plumb
                                                  Title: Vice President, Finance
                                                         and Administration

                                                        (Corporate Seal)

                              ADDITIONAL PROVISIONS

ATTACHED TO AND INCORPORATED IN LEASE AGREEMENT BETWEEN SANCTUARY PARK REALTY HOLDING COMPANY, A DELAWARE CORPORATION ("LANDLORD") AND INHIBITEX, INC., A DELAWARE CORPORATION ("TENANT")

--------------------------------------------------------------------------------

         33. PARKING. Landlord shall make available to Tenant throughout the initial Term of the Lease, four (4) parking spaces per 1,000 square feet of Net Rentable Area of the Premises in the parking area serving the Building. Such parking spaces shall be free of charge and unassigned. Landlord reserves the right to designate parking spaces at a future date.


         34. JANITORIAL SERVICES. Janitorial services shall be provided by Landlord for the Premises on Mondays through Fridays, excluding holidays, pursuant to the Cleaning Specifications attached hereto as Exhibit "E." Landlord, however, expressly reserves the right to modify such Cleaning Specifications, provided that the quality and frequency remain substantially the same as those contemplated by Exhibit "E."


         35. SIGNAGE. Tenant identification will be available on the Building's lobby directory and at the primary entrance to the Premises. All such signage at the primary entrance to the Premises shall be Building standard plaque signage. Landlord shall pay the cost of the initial listing in the Building's lobby directory and Tenant shall pay the cost of the signage at the primary entrance to the Premises.


         36. ACCESS. Except in the case of an emergency, Tenant shall have access to the Premises, the Building and the related parking facilities twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.


         37. BUSINESS DAYS. The term "Business Day" means Mondays through Fridays, exclusive of any holidays observed by the Building.


         38. AFTER HOURS HVAC. If Tenant requires air-conditioning or heating for hours or days in addition to the hours and days specified in Paragraph 5 of this Lease, Landlord shall make reasonable efforts to provide such additional service after reasonable, prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service, at the hourly rates established from time to time by Landlord for such services. Such hourly rates shall be based upon Landlord's cost of providing such services, and shall include a component for Landlord's overhead, depreciation, maintenance and labor costs in providing such services. If any of Landlord's other tenants served by the equipment providing such additional service to the Premises request that Landlord simultaneously provide such service to such other tenants, the cost of Landlord providing such additional and concurrent service shall be prorated among all of Landlord's tenants requesting such service, on a reasonable basis, as determined by Landlord. As of the date of this Lease, Landlord's hourly charge for providing after-hours heating or air-conditioning service is $35.00 per hour (or part thereof), per air-handling unit, but such rate is subject to change from time to time based upon Landlord's actual costs (which may include the components set forth above) in providing such after-hours service.

         39. EXISTING SUBLEASE. Tenant is currently occupying the Premises pursuant to that certain Sublease, dated December xx, 2002 (the "Existing Sublease"), between Lucent Technologies, Inc., a Delaware corporation ("Lucent"), as "Sublandlord" and Tenant, as "Subtenant," as amended by that certain Acknowledgement of Exercise of Early Termination Option and Consent to Sublease, by and among Landlord, Lucent and Tenant, executed by Landlord on December 23, 2002 (the "Consent"). Pursuant to the terms of the Consent, the Existing Sublease constitutes a direct lease between Landlord and Tenant for the "Extended Sublease Term" (as defined in the Consent). The Extended Sublease Term expires on March 31, 2004. Immediately upon the expiration of the Extended Sublease Term, the Commencement Date shall occur and Tenant shall remain in the Premises under the terms of this Lease. As of the Commencement Date, Tenant shall accept the Premises for the Term in its then current "as-is" condition. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, except as expressly set forth in this Lease.


         40. CROSS-DEFAULT. Tenant will occupy the Premises until the Commencement Date under the terms and conditions of the Existing Sublease. The occurrence of a default by Tenant under the Existing Sublease shall, at the option of Landlord, also constitute an Event of Default by Tenant under this Lease. Likewise, the occurrence of an Event of Default by Tenant under this Lease shall, at the option of Landlord, also constitute a default by Tenant under the Existing Sublease. Landlord represents and warrants to Tenant that, as of the date of Landlord's execution of this Lease, to the best of the current, actual knowledge of Landlord's General Manager, no default by Tenant exists under the Existing Sublease.


         41. INTERRUPTION OF SERVICES. In the event of any failure to furnish, or any stoppage of, the following specified services for a period in excess of five (5) consecutive Business Days, and if: (a) such interruption is restricted to the Building and is not a neighborhood blackout; (b) such failure to furnish or stoppage is caused by the negligence or willful misconduct of Landlord or by the failure of Landlord to commence and diligently pursue repairs for which Landlord is responsible under this Lease; (c) such interruption results in the Premises becoming untenantable; and (d) Tenant actually ceases to occupy the Premises as a result thereof, Tenant shall be entitled to an abatement of Rent which shall commence on the sixth (6th) Business Day (and shall not be retroactive) and shall continue for the remainder of the period of such failure to furnish or stoppage of such specified services. As used in this Paragraph 41, the specified services are: electricity, heating, ventilating and air conditioning, water and elevator service.


         42. CONSENT TO ASSIGNMENT OR SUBLEASING. Notwithstanding the provisions of Paragraph 11 of this Lease, Landlord shall not unreasonably withhold its consent to an assignment of this Lease in its entirety or to any subletting of the Premises, provided that:


                  (a) No Event of Default shall have occurred and be continuing;


                  (b) The proposed subtenant or assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respects for tenancies in the Building;


                  (c) The character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not:
(i) be likely to increase Landlord's Operating Expenses beyond those which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (ii) unreasonably increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting or assignment; (iii) violate any provision or restrictions herein or in any other leases in the Office Park relating to the use or occupancy of the Premises [provided, however, that if Landlord withholds its consent to an assignment of this Lease or a subletting of the Premises on the basis of this Paragraph 42(c)(iii), Landlord shall provide written notice to Tenant identifying the provision or restrictions which would be violated by such assignment or subletting, unless the identification of such provision or restrictions would violate any duty of confidentiality which Landlord may owe to any other party]; or (iv) increase the demand for parking spaces beyond those required by Tenant;



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

                  (d) The subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease or this Lease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be granted or denied by Landlord in its sole discretion;


                  (e) At no time shall there be more than two (2) tenants or subtenants, including Tenant, in the Premises;


                  (f) Any assignee shall agree to assume all of the obligations of Tenant under this Lease arising from and after the date of such assignment;


                  (g) The proposed subtenant or assignee shall not be a federal, state or local government, or an agency or instrumentality thereof, nor shall it be entitled, directly or indirectly, to diplomatic or sovereign immunity;


                  (h) The proposed subtenant or assignee shall be subject to service of process in, and the jurisdiction of the courts of, the State of Georgia;


                  (i) Landlord does not have comparable space then-available elsewhere in the Office Park which can accommodate the needs of the proposed assignee or subtenant;


                  (j) The proposed assignee or subtenant is not a prospect to whom Landlord has made a proposal for the lease of space within the Office Park within the prior six (6) months; and


                  (k) Any assignee shall be able to make the ERISA representation set forth in Paragraph 29 of this Lease.


The foregoing shall in no way limit Landlord's ability: (A) to withhold or delay its consent for any other reason which is reasonable under the circumstances; or
(B) to terminate this Lease as to the portion of the Premises affected by such proposed sublease or assignment, as permitted by Paragraph 11(c) of this Lease.


         43. AUDIT. Within ninety (90) days after Tenant's receipt of a statement of actual Operating Expenses for the preceding year, Tenant shall have the right, upon written request to Landlord, to obtain a detailed breakdown of Operating Expenses for the preceding year, which shall, in reasonable detail, demonstrate the calculation of actual Operating Expenses for the preceding year. Following receipt of such detailed breakdown, Tenant may request, and Landlord shall provide, such supporting documentation of individual line-item components of the actual Operating Expenses as Tenant may reasonably request.


         44. TENANT'S ELECTRICITY USAGE.


                  (a) Landlord and Tenant acknowledge that Tenant, in occupying the Premises under the Existing Sublease, is currently using electric current in excess of that usually furnished or supplied for use of the Premises as general office space for the purpose of powering the separately-metered, supplementary air conditioning units serving Tenant's computer server room. Notwithstanding anything contained in this Lease to the contrary, including, without limitation, the terms of Paragraph 5(c) of this Lease, Landlord has approved such excess electricity usage at Tenant's sole cost and expense; provided, however, that such approval shall not be deemed to be an approval of any material usage of electric current in excess of the amount of electric current used by Tenant in the Premises as of the date of Tenant's execution of this Lease. During the Term of this Lease, Tenant shall: (i) reimburse Landlord for the excess electric current supplied for the supplementary air conditioning units serving Tenant's computer server room pursuant to the terms of Paragraph 5(c) of this Lease; and
(ii) at Tenant's sole cost and expense, keep the supplementary air conditioning units serving Tenant's computer server room in good order, condition and repair.


                  (b) To the best of Landlord's current, actual knowledge, Tenant's historical usage of electric current in the Premises under the Existing Sublease, through the date of Tenant's execution of his Lease, and not including the excess electric current supplied for the supplementary air conditioning units serving Tenant's computer server room as described in Paragraph 44(a) above, has not been in excess of that usually furnished or supplied for use of the Premises as general office space. If, subsequent to the date of Tenant's execution of his Lease, Tenant increases or attempts to increase its usage of electric current in the Premises over Tenant's historical usage, the provisions of Paragraph 5(c) of this Lease shall apply.



                                EXHIBITS OMITTED



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